The FINOVA Group Inc.

                            1992 STOCK INCENTIVE PLAN
                           (INCLUDING 1997 AMENDMENTS)

                    Section 1.        Purpose.

                         A.       Purpose.  Through  this Plan,  FINOVA seeks to
The Plan helps                    attract,   retain   and   motivate   officers,
align the interest                employees and directors. The Plan's incentives
of our                            helps   align   their    efforts    with   the
executives and                    profitability  of the Company and increases in
shareholders.                     shareholder value.

                         B. Defined Terms. Section 11 contains a Glossary of many defined terms used in this Plan. The Plan defines other terms in the text as they appear.

                    Section 2.        Administration of the Plan.

                         A. Committee. The Human Resources Committee of the Board or any other committee designated by the Board (the "Committee") will administer the Plan, unless otherwise determined by the Board. The Committee must contain at least two Outside Directors. Unless the Committee contains only Outside Directors, it will appoint a subcommittee to act on all Awards to
                                  Section 16 Officers, except as otherwise permitted by Section 162(m). Each Committee member serves at the pleasure of the Board. If no Committee is appointed to administer the Plan, the Board will act in its place.

The Committee            B.       Powers.  The  Committee may grant Awards under
has broad                         the Plan to officers,  employees and directors
powers to                         of the Company and its Affiliates. Among other
administer the                    things,  and subject to the terms of the Plan,
plan.                             the   Committee  may  determine  in  its  sole
                                  discretion:

                                  1. The officers, employees and directors to receive Awards, except Awards to Non-Employee Directors can only be made as permitted by Section 7;

                                  2. The timing and form of each Award, including Options (ISOs or NQs), Restricted Stock (including PBRS), Stock Appreciation Rights, or any combination thereof;

                                  3.  The number of Shares underlying an Award;

                                  4. The terms of any Award, including any exercise price, vesting restriction (including vesting or lapse of restrictions in installments), forfeiture, expiration date, or conditions for exercise;

                                  5. Any performance goals or conditions to be satisfied in connection with an Award, including goals based on the performance of the individual, Company or any Affiliate, division or department;

                                  6. Whether and how to adjust the terms of any Award at any time, in whole or in part, including accelerating the vesting or exercisability, changing the number of Shares subject to the Award, changing the performance goals or measurements for performance-based Awards, or waiving or relaxing any term;

                                  7. Whether and how to defer Shares and other amounts payable on an Award;

                                  8.  Whether  and how amounts due for any Award
                                      may  be   settled   in  cash,   Shares  or
                                      otherwise;

                                  9. Whether and how an Award may be transferred to other persons or entities, before or after vesting; the Committee may permit transfer of outstanding as well as future Awards; and

                                  10. Whether and how to cash out all or part of
                                      an Award or its underlying Shares by paying the holder the difference, in cash or Stock, between the Fair Market Value over the exercise price times the number of Shares to be cashed out.

                         B. Agreements/Notice of Awards. Awards will be evidenced by written agreements, the terms and provisions of which may differ. The Company will deliver a copy of the agreement promptly following the grant. The Company may sign the agreements by facsimile signature.

                         C. Administration of the Plan. The Committee will supervise the administration of the Plan. It may adopt, alter and repeal administrative rules, guidelines and practices for the Plan. It may interpret the Plan and the terms of any Award and related agreement.

                         D.       Committee Action/Delegation. The Committee may
                                  act  only by  a  majority  of its then-current
The Committee                     members, except it may: (1) delegate to one or
may delegate                      more officers of the Company or its Affiliates
certain matters.                  the  authority  to  make  decisions  permitted
                                  under  the Plan and by law,  (2)  authorize  a
                                  subcommittee to act in its place if consistent
                                  with the Plan and law, and (3)  authorize  one
                                  or  more of its  members  or  officers  of the
                                  Company  or  any   Affiliate  to  execute  and
                                  deliver  documents on behalf of the  Committee
                                  or any subcommittee.  The Committee,  however,
                                  can not  delegate  to any  officer  under  (1)
                                  above decisions under the Plan with respect to
                                  Section 16  Officers.  Any other  reference in
                                  this Plan to the Committee will not preclude any delegated authority permitted by this section.

                         E. Discretion to Act. The Committee and persons with delegated authority may act in their sole discretion when granting an Award or, if permitted by the Plan, after the grant. All decisions made by the Committee or under delegated authority will be binding on all persons, including the Company and Plan participants.

                    Section 3.        Stock Subject to Plan.

                         A.       General   Authorization.    For   Plan   years
The number of                     beginning  on or after  January 1,  1997,  the
initial authorized                Committee  may  continue  to grant  Awards for
shares in a year                  Shares  in  each  calendar   year   (including
generally                         partial  years)   totaling  two  and  one-half
remains the                       percent  (2.5%)  of the  Common  Stock  of the
same as the                       Company  outstanding  as of the  first  day of
former plan.                      that year,  subject to  adjustment as provided
                                  in the Plan. Any available  Shares not granted
                                  in a year  will be  available  for  grant in a
                                  future
                                      -2-
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                                  year,  but only if those Shares are Awarded to
                                  new   officers,   employees  or  directors  in
                                  connection   with  the  merger   with  or  the
                                  acquisition  of all or  substantially  all the
                                  stock or  assets  of  another  corporation  or
                                  other entity by the Company or its Affiliates.
                                  The Committee  may award up to 250,000  shares
                                  of  Preferred   Stock  under  the  Plan.   The
                                  Committee  may  issue  Shares  authorized  and
                                  unissued   Shares  or  "treasury   Shares"  to
                                  satisfy any Award.

                         B. Limitations. Subject to adjustment as provided in the Plan, the Committee may award a maximum of 2,500,000 shares of Common Stock as Incentive Stock Options over the life of the Plan, and it may grant Awards for a maximum of 500,000 Shares to any one participant in any calendar year. Canceled and replacement Awards for a participant will count against that individual award limitation.


                         C. Adjustment in Amount. The Shares available under the Plan will be increased by the number of Shares (1) of Restricted Stock that are forfeited, (2) underlying an Option (and related SAR, if any) that terminates for any reason without being exercised, or (3) underlying a Stock Appreciation Right that is exercised for cash.

                         D. Change in Corporate Structure. The Committee or Board may adjust or substitute in its discretion the Shares reserved for issuance under the Plan, the number and exercise price of any outstanding Options and SARs, and the number of Shares subject to other Awards in the event of any change in corporate structure of the Company. Those changes include any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution regarding the Stock. The number of Shares subject to an Award, however, must always be a whole number.

                    Section 4.        Options.

                         A. Date of Grant. The grant of an Option occurs on the day the Committee selects the person to participate in the grant, determines the number of Shares subject to the Option, and specifies the terms of the Option.

Options are              B.       ISOs  and  NQs.   The   Committee   may  award
NQ's unless                       Incentive  Stock  Options only to employees of
designated as                     the Company and its subsidiaries (as permitted
ISO's.                            by Section  422).  The Option  agreement  must
                                  note whether the Option is an ISO or NQ. If an
                                  Option is not designated as an ISO, or even if
                                  so captioned it does not qualify as an ISO, it
                                  will be a Non-Qualified  Stock Option. No term
                                  of the Plan  relating  to an  Incentive  Stock
                                  Option can be interpreted, amended or altered,
                                  nor can any  discretion  or authority  granted
                                  under   the  Plan  be   exercised   so  as  to
                                  disqualify the Plan under Section 422 or, without the written consent of the option holder, to disqualify his or her ISOs under that section.

                         C. Terms. Options are subject to the following terms, and such additional terms selected by the Committee:

                                  1.  Price.  The  Committee  will  state in the
                                      Option  agreement  the  Option  price  (or
                                      formula  for  determining  the  price) per
                                      Share
                                      -3-
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                                      purchasable under that Option.  The Option
                                      price must be no less than the Fair Market
No Options are                        Value of the Stock on the date of grant.
awarded at less
than fair market                  2.  Term.  All Options expire no later than 10
value or for                          years after the grant date.
terms over 10
years.                            3.  Method of  Exercise.  The Plan and  Option
                                      agreement   determine   when  holders  may
                                      exercise all or part of their options. The
                                      holder  must  give  the  Company   written
                                      notice  stating the number of Shares to be
                                      purchased  under the  Option.  The  holder
                                      must pay the full  purchase  price for the
                                      Shares  purchased at the time of exercise.
                                      The Company may  determine  the  permitted
                                      forms of notice and  payment.  The Company
                                      will  not  issue  any  Shares  until  full
                                      payment has been made.
Full payment is
due on Option                     4.  Use of Stock for  Payment.  If approved by
exercise.                             the Committee, holders may pay for Options
                                      with payment in full or unrestricted Stock
                                      already  owned by the  holder  of the same
                                      class as the Stock  subject to the Option.
                                      The Committee may permit payment for an NQ
                                      with  Restricted  Stock of the same class,
                                      based  on the  Fair  Market  Value  of the
                                      Stock on the exercise  date. In that case,
                                      Shares  issued  under the Option  equal to
                                      the number of Restricted  Shares used will
                                      become  Restricted  Shares  with  the same
                                      terms   as  the   surrendered   Restricted
                                      Shares,  unless the  Committee  determines
                                      otherwise.
The Committee
may permit                        5.  Transferability/Restrictions  on Transfer.
transfer of                           Holders may not transfer options except as
Awards.                               permitted by the Committee or this Plan. A
                                      holder may transfer  Options by will,  the
                                      laws of descent and distribution, or under
                                      a domestic  relations order (as defined by
                                      the Code or by  ERISA)  (collectively,  by
                                      "Will").  Except as noted above, all Stock
                                      Options   are   exercisable   during   the
                                      optionee's  lifetime  only by the optionee
                                      or   his   or  her   guardian   or   legal
                                      representative.  In those events, the term
                                      "holder,"  "optionee,"  and  "participant"
                                      include    the    guardian    and    legal
                                      representative  of the  optionee  and  any
                                      person  or entity  receiving  an option by
                                      Will or permitted transfer.  The Committee
                                      cannot permit  transfer of ISOs other than
                                      by Will,  unless  the  transfer  would not
                                      terminate ISO status.
Employees may
generally                         6.  Termination    of    Employment.     After
exercise options                      Termination  of  Employment,  participants
after they leave                      may exercise  Options,  to the extent then
FINOVA within                         exercisable   or  as  accelerated  by  the
the following                         Committee, during the periods noted below,
periods:                              unless   otherwise    permitted   by   the
                                      Committee or the Option  Agreement.  In no
                                      event,   however,   will  the   Option  be
                                      exercisable   after   expiration   of  the
                                      original  Option  term.  An ISO  exercised
Death - 1 year                        after  the  exercise periods  permitted by
Disability - 3                        the Code will be treated as an NQ.
years
Retirement - 3                        (a) Death.  One  year  from  the  date  of
years                                     death.  If  the  optionee  dies  after
Termination                               Termination  of Employment  during the
for Cause-                                periods    referenced     in   Section
Options expire                            4.C.6(b),   that    period   will   be
Other reasons -                           extended  to the extent  necessary  to
3 months                                  permit  exercise  within one year from
                                          the date of death.

                                      (b) Disability or Retirement.  Three years
                                          from the Termination of Employment due
                                          to Disability or Retirement.

                                      (c) Terminations  for  Cause.  The  Option
                                          will   terminate   and   will  not  be
                                          exercisable.    "Cause"    means   (i)
                                          conviction    of   a   felony,    (ii)
                                          dishonesty   in    fulfilling    one's
                                          employment duties or (iii) willful and
                                          deliberate  failure to  perform  those
                                          duties in any material respect.

                                      (d) Terminations  Not  for  Cause,  Death,
                                          Disability or Retirement. Three months
                                          from the Termination of Employment.


                                  7. Cash Out for Change in Control. During the first 60 days after a Change in Control (the "Exercise Period"), an optionee may elect, by written notice to the Company, to be paid in cash the Spread for each Share underlying his or her outstanding Options, even if not then exercisable, in lieu of payment of the exercise price for the Options. The payment will be made within 30 days of that notice. The rights under this
                                       Section   4.C.7   supersede   all   other
                                       provisions  of the  Plan,  but  will  not
                                       exist if the Committee states that at the
                                       time of the grant.  The  "Spread"  is the
                                       amount the  Change in  Control  Price per
                                       Share on the date of election exceeds the
                                       exercise  price  per  Share.  Section  16
                                       Officers   may  not  make  the   election
                                       provided  for  by  this   paragraph   for
                                       Options granted within 6 months of a Change in Control. In that case, the Options will automatically be canceled in exchange for a cash payment equal to the Spread multiplied by the number of Shares underlying the Options. That payment will be made on the day that is 6 months and 1 day after the grant of the Options.


                                  8. Rights as a Shareholder. The holder of an Option will have all the rights of a shareholder of the Company for that class or series of Stock (including, if applicable, the right to vote the securities and the right to receive dividends) when the holder gives written notice of exercise, pays for the Shares and, if requested, gives the representation described in Section 10.A.


                    Section 5.        Stock Appreciation Rights.

                         A. Grant and Exercise. The Committee may grant Stock Appreciation Rights with all or part of any Option Award, either at or after the grant (at the time of grant only for ISOs). A Stock Appreciation Right will terminate and not be exercisable on the termination or exercise of the related Option, and vice versa. To exercise an SAR, the holder must surrender the applicable part of the related Option and comply with procedures established by the Committee.

                         B.       Terms. Stock  Appreciation  Rights are subject
                                  to the  following  terms,  and
                                  any   additional   terms   selected   by   the
                                  Committee:
Exercise of an
SAR cancels                       1.   Same as  Options.  SARs  are  exercisable
the underlying                         only at the times and to the  extent  the
Option and vice                        related Options are exercisable.
versa.
                                  2.   Payment  for SARs.  Upon  exercise  of an
                                       SAR,  an optionee  the  Company  will pay
                                       cash,  Shares or both equal to the amount
                                       the  Fair  Market  Value  of  each  Share
                                       exceeds  the Option  price of the related
                                       Option,   multiplied  by  the  number  of
                                       Shares  for which  the SAR is  exercised.
                                       The Committee will determine the form of payment.

                                  3.   Transferability   of  SARs.  Holders  may
                                       transfer   SARs   only   to  the   extent
                                       permitted for the underlying Option.

                                  4. Cash Out for Change in Control. The provisions of Section 4.C.7 also apply to SARs.

                    Section 6.        Restricted Stock.
PBRS Awards
can base                 A.       Section 16 Officers. Unless otherwise provided
performance on                    by the Committee,  awards of Restricted  Stock
various factors.                  to  Section  16  Officers  will  only  be PBRS
                                  Awards which comply with the performance-based
                                  compensation  requirements  of Section 162(m).
                                  Unless otherwise  determined by the Committee,
                                  the performance goals for the PBRS Awards will
                                  be  based  on  the  following  factors:  total
                                  shareholder  return  (alone  or in  comparison
                                  with one or more indices),  revenues (gross or
                                  net),  earnings  per share,  expenses,  margin
                                  (gross or net),  changes in stock price, funds
                                  or asset  turnover,  market share,  net income
                                  (before  or after  taxes),  return on  assets,
                                  equity,  capital,  investment or sales (actual
                                  or pro forma),  operating margin,  net revenue
                                  growth,   or  cash  flow.  The  Committee  may
                                  decline to use any or all of those performance
                                  goals  and  it  may  apply  these  performance
                                  measures singly or in any combination.  It may
                                  also link them to  performance of the Company,
                                  its Affiliates or any division,  department or
                                  individual.  The  Committee  may  not  forgive
                                  satisfaction  of  any  performance   condition
                                  specified  for  officers  subject  to  Section
                                  162(m), nor may it increase an Award to those officers over amounts provided for by the initial grant, unless permitted by Section
                                  162(m). The Committee must certify attainment of the performance results if required by
                                  Section 162(m).


                         B. Awards and Certificates. The Committee may determine the form Restricted Stock may take, including book-entry registration or issuance of one or more stock certificates. Restricted Stock will be registered in the name of the participant. Restricted Stock certificates will bear an appropriate legend referring to the restrictions on that Award. The legend will read essentially:

                                         The transferability of this certificate
                                         and the  shares  of  stock  represented
                                         hereby   are   subject   to  the  terms
                                         (including   forfeiture)  of  the  1992
                                         Stock  Incentive  Plan and a Restricted
                                         Stock Agreement. Copies of the Plan and
                                         Agreement are on file at the offices of
                                         The FINOVA Group Inc.

                                  The Company's most recent principal address will also be included in the legend, but the failure to update the address in the event of a change will have no effect on the restrictions on those Shares. The Company will hold any certificates evidencing Restricted Stock until the restrictions lapse, unless otherwise determined by the Committee. The Committee may also require, as a condition to an Award, that the participant deliver one or more stock powers and, if appropriate, SEC Forms 144 or other applicable forms, executed in blank, relating to the Restricted Stock.

                         C. Terms. Restricted Stock is subject to the following terms and any other terms selected by the Committee:

                                  1. No Transfer. Except as permitted by the Plan, Committee or Restricted Stock agreement, the participant may not transfer, sell, assign, pledge or otherwise encumber the Restricted Stock during the period set by the Committee beginning on the date of the Award (the "Restriction Period").

                                  2. Rights as a Shareholder. Except as provided by the Plan, Committee or Restricted Stock agreement, the participant will have all the rights of a shareholder for the same class or series of Stock as the Restricted Stock, including,  if  applicable,  the right to
                                       vote the Shares  and to receive  any cash
                                       dividends.  If the Committee  requires in
                                       the  Restricted  Stock   agreement,   and
                                       subject   to  Section   10.F,   (a)  cash
                                       dividends on the Restricted Stock will be
                                       automatically  deferred and reinvested in
                                       additional   Restricted  Stock,  and  (b)
                                       Stock dividends will be paid in the form of Restricted Stock of the same class as the dividend.

                                  3. Forfeiture of Restricted Stock. Except as provided by this Plan, the Committee or the Restricted Stock agreement, a participant will forfeit all Shares of Restricted Stock still subject to restriction upon his or her Termination of Employment.

                                  4. Certificates Upon Vesting. Upon expiration of the Restriction Period without a prior forfeiture, the Company will deliver unlegended certificates for those Shares to the participant.

                    Section 7.        Non-Employee Director Awards.

                         A. Automatic Grants. Each Non-Employee Director who has served on the Board continuously since the commencement of his or her term will receive an annual (including partial years) grant of Non-Qualified Options to purchase 1,500 Shares of Common Stock. The grant will occur automatically on the third Thursday of August during that director's term. Each Non-Employee Director will also be awarded NQs to purchase

                                  2,000 shares of Common Stock on joining the Board. The exercise price for those grants will equal the Fair Market Value on the date of grant.

                         B. Election for Retainer Payments. In addition to the Awards authorized by Section 7.A, each Non-Employee Director may from time to time elect to receive, in lieu of all or part of the cash retainer otherwise payable to that director, (1) Restricted Stock ("Directors Retainer Shares") with a Fair Market Value equal to the amount of the retainer payment to be paid on that date, (2) Non-Qualified Options to purchase Common Stock with a Fair Market Value as of that payment date equal to two and one-half times the amount of the retainer payment ("Directors Retainer Options"), or (3) a combination of the above. The Committee may establish minimum thresholds for election of any alternative other than cash.

                         C. Directors Retainer Shares. Directors Retainer Shares are non-transferable by the director until the day before the next annual meeting of the Company's shareholders. Those Shares will be forfeited to the Company if the director ceases to be a Board member prior to that date except as otherwise provided by this Plan.

                         D. Directors Retainer Options. Except as provided below, Directors Retainer Options may be exercised in whole or in part commencing on the day before the next annual meeting of shareholders and ending ten years after the date of grant. If the director ceases to be a Board member before the Directors Retainer Option becomes exercisable, the Option becomes void, except as provided by this Plan. The exercise price will be the Fair Market Value of the Shares on the date of grant.

                         E. Death, Disability or Retirement of a Director. If a participant ceases to be a Board member due to death, Disability or Retirement as a director at the end of a term or upon a Change in Control, then any Directors Retainer Shares and Directors Retainer Options will immediately vest and become exercisable, as the case may be. Any restriction on transfer imposed by this Plan and any risk of forfeiture will cease on any of those events.

                         F. Expiration of Directors Retainer Options. Directors Retainer Options that are exercisable but have not been exercised expire six months after the date the director ceases to be a Board member, except as noted below. If the Board membership ceases due to death, Disability or Retirement as a director at the end of a term or upon a Change in Control, those Options may be exercised for two years after termination of Board membership, and if the director dies within the six month or two year periods noted above, the Options may be exercised at any time within two years after the death. Nothing in this paragraph permits exercise of any Options beyond the original ten year term.

                         G. Allocation of Shares. If the number of Shares available for future grants under the Plan is not sufficient to make all automatic grants required to be made on that date, then all Non-Employee Directors entitled to a grant on that date will share proportionately in the available Options. In addition, no elections under Section 7.B can be made until all automatic grants for that date have been made, and the directors who have elected to receive all or any portion of their retainer under that subsection will share ratably in the number of remaining available Shares.

                         H. Other Terms. Except as expressly provided in this Section 7, any Award granted under this Section will be subject to the terms of the Plan, including those contained in Sections 4 and 6, respectively.


                    Section 8.        Change in Control Provisions.

                         A. Impact of Event. Notwithstanding any other provision in this Plan to the contrary, if a Change of Control occurs:

                                  1. Options and SARs. Any unvested or unexercisable Options and SARs outstanding as of the date of the Change in Control become fully vested and exercisable to the full extent of the original  grant,  without  regard  to the
                                       three  month   limit  on   exercisability
                                       imposed by Section 4.C.6(c) of the Plan.

                                  2. Restricted Stock. The restrictions on Restricted Stock lapse, and it will become free of all restrictions (other than those imposed by the securities laws).  The  Restricted  Stock will fully
                                       vest immediately,  including full vesting
                                       of  the  maximum   number  of  Shares  or
                                       payouts   as   if   maximum   performance
                                       conditions or goals were achieved, as applicable.

                         B. Definition of Change in Control. For purposes of the Plan, a "Change in Control" means the happening of any of the following events:

                                  1. Acquisition. An acquisition by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of SEC Rule 13d-3) of 20% or more of either  (a) the then  outstanding  common
                                       stock (the "Outstanding Common Stock") or
                                       (b) the combined voting power of the then
                                       outstanding voting securities entitled to
                                       vote   generally   in  the   election  of
                                       directors   (the   "Outstanding    Voting
                                       Securities") of the Company.

                                       Exception. No Change of Control will have
                                       occurred for any acquisition (i) directly
                                       from the Company or any Affiliate,  other
                                       than  one  by  exercise  of a  conversion
                                       privilege  unless the  security  being so
                                       converted  was itself  acquired  directly
                                       from the  Company or  Affiliate,  (ii) by
                                       the  Company or any  Affiliate,  (iii) by
                                       any  employee  benefit  plan  or  related
                                       trust  sponsored  or  maintained  by  the
                                       Company or any Affiliate,  or (iv) by any
                                       corporation  pursuant  to  a  transaction
                                       that  complies  with clauses (a), (b) and
                                       (c)  of  the   Exception   contained   in
                                       subsection 3 of this Section 8.B; or

                                  2. Change in the Board. A change in the composition of the Board so that the members who as of January 1, 1997 constitute the Board (the "Incumbent Board") cease for any reason to be at least a majority of the Board. Any person who becomes a Board member after January 1, 1997 whose election or nomination for election was approved by at least a majority of the Incumbent Board will also be a member of the Incumbent Board, unless his or her initial assumption of office occurs due to either an actual or threatened election contest (as those terms are used in SEC Rule 14a-11 or SEC Regulation 14A) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                                  3. Corporate Transaction. The Company's shareholders approve a reorganization, merger, consolidation or sale or other disposition of all or substantially all the assets of the Company (a "Corporate Transaction").

                                       Exception. If all of the following apply,
                                       the  instance  will  not  be a  Corporate
                                       Transaction: (a) all or substantially all
                                       of the beneficial owners of the Company's
                                       Outstanding  Common Stock or  Outstanding
                                       Voting     Securities,      respectively,
                                       immediately   prior   to  the   Corporate
                                       Transaction   will    beneficially   own,
                                       directly or indirectly, more than 60% of,
                                       respectively,   the  Outstanding   Common
                                       Stock   and   the   Outstanding    Voting
                                       Securities of the  corporation  resulting
                                       from the Corporate Transaction (including
                                       any corporation  that owns the Company or
                                       all or substantially all of the Company's
                                       assets   directly   or   indirectly)   in
                                       substantially  the  same  proportions  as
                                       their ownership  immediately prior to the
                                       Corporate  Transaction,   (b)  no  Person
                                       (other  than the  Company,  any  employee
                                       benefit  plan -- or  related  trust -- of
                                       the Company or the corporation  resulting
                                       from  the  Corporate   Transaction)  will
                                       beneficially own, directly or indirectly,
                                       20% or  more  of the  Outstanding  Common
                                       Stock or Outstanding  Voting  Securities,
                                       except  to  the  extent  that   ownership
                                       existed    prior    to   the    Corporate
                                       Transaction,   and  (c)  members  of  the
                                       Incumbent  Board  constitute  at  least a
                                       majority   of  the  board  of   directors
                                       resulting from the Corporate Transaction, or

                                  4. Liquidation/Dissolution of the Company. The shareholders of the Company approve a complete liquidation or dissolution of the Company.

                         C. Change in Control Price. For purposes of this Plan, "Change in Control Price" means the higher of (1) the highest reported sales price, regular way, of a Share in any transaction reported on the NYSE Composite Tape, on any other national exchange listing the Shares or on NASDAQ or (2) if the Change in Control results from a tender or exchange offer or a Corporate Transaction, the highest price per Share paid in that tender or exchange offer or Corporate Transaction. For Incentive Stock Options and Stock Appreciation Rights relating to ISOs, the Change in Control Price will be in all cases the Fair Market Value of the Stock on the date the ISO or SAR is cashed out. To the extent the consideration paid in any Change in Control transaction consists of all or in part securities or other non-cash consideration, the Board will determine the value of the securities or non-cash consideration in its discretion.

                    Section 9.        Effective Date/Term/Amendment/Termination.

                         A. Effective Date. This amended Plan will be effective when ratified and approved by a majority of the Company's shareholders who vote on the matter at a meeting with a quorum present. All Awards outstanding on the effective date of these amendments to this Plan will remain outstanding and will become subject to the terms of this Plan as amended.

                         B. Termination. The Plan terminates on December 31, 2002. Awards outstanding as of the date the Plan terminates will not be affected or impaired by that termination.

                         C. Changes to the Plan/Restrictions. The Board may amend, alter or discontinue the Plan, including to incorporate changes in law, tax and accounting rules, or other developments, and to grant Awards that qualify for beneficial treatment under those changes. No change can be made, however, that would (1) impair the rights of a participant granted before that date without the participant's consent, except for a change made to cause the Plan to qualify for exemptions provided by then-current law, including exemptions relating to securities and taxation, or (2) disqualify the Plan from the exemptions provided by SEC Rule 16b-3 or for favorable tax treatment under Sections 162(m) or 422. No amendment can be made without approval of the Company's shareholders if their approval is required by law or is necessary to maintain the exemptions under Rule 16b-3 or Sections 162(m) or 422. No term of the Plan can be interpreted, amended or altered, nor can any discretion or authority to act under the Plan be exercised so as to disqualify the Plan under Sections 162(m) or 422 or Rule 16b-3.

                         D. Changes to Prior Awards/Restrictions. The Committee may amend the terms of any Award granted before that date, prospectively or retroactively, but no amendment can impair the rights of any holder without the holder's consent, except as noted in this Section 9. The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher exercise prices.

                    Section 10.       General Provisions.

                         A. No Intent to Transfer. The Committee may require each person acquiring an Award or the underlying Shares to represent to and agree with the Company in writing that the person is acquiring the Award or Shares without a view to the distribution thereof. All Shares or other securities issued under the Plan will be subject to stop transfer orders and other restrictions imposed by the Committee, including restrictions imposed by law, SEC or stock exchange rules or other restrictions. The certificates for Shares or other Awards may contain any legend the Committee deems appropriate regarding any restrictions on transfer or otherwise.

                         B. Other Compensation Permitted. Nothing in this Plan will prevent the Company or any Affiliate from adopting other or additional compensation arrangements for their employees.

                         C. No Employment Rights. Nothing in this Plan or any Award will confer on any employee any right to continued employment, nor will either interfere with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

                         D. Taxes. The participant must pay to the Company or make arrangements satisfactory to the Company regarding the payment of any Federal, state, local and foreign taxes of any kind required by law to be withheld regarding any Award. The participant must satisfy that tax obligation no later than when the amount becomes includible in the person's gross income for Federal income tax purposes. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the Award giving rise to the tax obligation. The obligations of the Company under the Plan are conditional on satisfaction of these taxes. The Company and its Affiliates may deduct any taxes due from any payment otherwise due the participant if permitted by law.

                         E. Right of First Refusal. At the time of grant, the Committee may require that the participant offer to the Company the right to purchase Shares resulting from an Award (or if the Committee permits transfer, of the Award itself) that the participant wishes to sell, transfer, assign, pledge or otherwise encumber. The Company will have the right to purchase the Shares (or Award) at the then Fair Market Value of the Shares, subject to terms the Committee specifies at the time of grant.

                         F. Reinvestment of Dividends Subject to Availability. The reinvestment of dividends in additional Restricted Stock can only occur if sufficient Shares are available under Section 3 for that reinvestment (taking into account then outstanding Awards).

                         G. Beneficiary Designation. The Committee will establish procedures for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

                         H. Governing Law. The Plan and all Awards made and actions taken under the Plan will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

                         I. Unfunded Status of Plan. The Board intends that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may create trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments. Unless the Committee otherwise determines, however, the existence of those trusts or arrangements shall be consistent with the unfunded status of the Plan.

                    Section 11.       Definitions.

                         As used in this Plan:

                         "Affiliate"   means  a  corporation   or  other  entity
                         controlled  by  the  Company  and   designated  by  the
                         Committee as eligible to participate in this Plan.

                         "Award" means an Option, Stock Appreciation Right or Restricted Stock grant issued under the Plan.

                         "Board" means the Board of Directors of the Company.

                         "Code"  means the  Internal  Revenue  Code of 1986,  as
                         amended,  and  any  successor   provisions.   The  Code
                         includes its related rules.

                         "Committee" is defined in Section 2.A.

                         "Common Stock" means the common stock, par value $.01 per share, of the Company.

                         "Company" or "FINOVA" means The FINOVA Group Inc., a Delaware corporation.

                         "Disability" means permanent and total disability under the Company's policies as they then exist. The Committee may amend or interpret, for purposes of the Plan, the Company's disability policies in its discretion.

                         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor provisions. The Exchange Act includes its related rules, as they may be amended.

                         "Fair Market Value" as of any given date depends on whether the Stock is immediately resold. The resale price is the fair market value if the participant resells that Stock in an arms-length transaction on the open market on the same date the Fair Market Value is to be determined. In all other cases, the Fair Market Value is the average of the high and low reported sales prices of the Stock on the given date. The reported sales price will be determined in the following order, as applicable: the NYSE Composite Tape, any other national stock exchange listing the stock, NASDAQ, or if the Stock's sales are not regularly reported by any of the above, by the Committee in its good faith discretion. For any day that is not a trading day on the national securities markets, the previous trading day will determine Fair Market Value.

                         "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                         "Including" even if not capitalized, means including without limitation.

                         "Non-Employee Director" means a director who is not otherwise an employee of the Company or any Affiliate and has not been so employed for any part of the preceding fiscal year.

                         "Non-Qualified Option" or "NQ" means any Option that is not an ISO.

                         "Option" means an option granted under Section 4 or 7.

                         "Outside Director" means a director who satisfies the requirements of an "outside director" as defined in
                         Section 162(m) and who otherwise satisfies the requirements of a "non-employee director" under Rule 16b-3.

                         "Plan" means this 1992 Stock Incentive Plan, as it may be amended.

                         "Performance Based Restricted Stock" or "PBRS" means Restricted Stock with performance conditions other than the mere passage of time or continued employment or service which satisfy the requirements as performance-based compensation under Section 162(m).

                         "Preferred Stock" means preferred stock, par value $.01, of the Company.

                         "Restricted Stock" means an Award granted under Section 6 or 7.C.

                         "Retirement"   means   (A)   retirement   from   active
                         employment under a pension plan of the Company or an Affiliate, (B) retirement under an employment contract with the Company or an Affiliate, or (C) termination of employment (or service as a non-employee director) at or after age 55 under circumstances that the Committee in its sole discretion deems to be retirement.

                         "SEC" means the Securities and Exchange Commission or any successor.

                         "Section 16 Officer" means any officer (including any employee director) subject to the insider trading and reporting requirements of Section 16 of the Exchange Act. Non-Employee Directors are not Section 16 Officers for purposes of this Plan.

                         "Section 162(m)" means Section 162(m) of the Code.

                         "Section 422" means Section 422 of the Code.

                         "Shares" or "Stock" means the Common Stock or Preferred Stock, as the case may be.

                         "Stock Appreciation Right" or "SAR" means a right granted under Section 5.

                         "Termination of Employment" means the termination of the participant's employment with the Company or an Affiliate. It also occurs if the participant is employed by a division, department or Affiliate that ceases its affiliation with the Company. In any case, the participant will not incur a Termination of Employment if he or she immediately becomes an employee of the Company or another Affiliate following that event.
                                      -14-